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                                                            EXHIBIT 10.62.2

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

      THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of December 30, 2004, is entered into among CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Agent"), as administrative and collateral agent for the lenders party to the Loan Agreement (as defined below) from time to time ("Lenders"), CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation, as a Lender ("Congress"), ROCKFORD CORPORATION, an Arizona corporation ("Rockford"), and AUDIO INNOVATIONS, INC., an Oklahoma corporation ("AII" and together with Rockford, collectively, "Borrowers").

                                    RECITALS

      A. Agent, Congress, Wachovia Bank, National Association, as arranger, and Borrowers have previously entered into that certain Loan and Security Agreement dated March 29,2004 as amended by the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10,2004 (the "Loan Agreement"), pursuant to which Congress has made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

      B. Borrowers have requested Agent and Congress to amend the Loan Agreement in certain respects, and Agent, Congress and Borrowers are now willing to amend the Loan Agreement on the terms and conditions set forth herein.

      C. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent's or Lenders' rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Amendments to Loan Agreement.

            (a) The first sentence of the definition of "Borrowing Base" in
Section 1.6 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "'Borrowing Base' shall mean, at any time, the amount equal to: (a) the sum of (i) eighty-five percent (85%) of Eligible Accounts (other than Eligible Accounts described in the immediately following clause (ii)), plus (ii) the lesser of Two Million Dollars ($2,000,000) or seventy percent (70%) of foreign Eligible Accounts subject to credit insurance as set forth in clause (e)(ii) of the within definition of 'Eligible Accounts', plus (b) the least of: (i) the sum of (A) during the months of December through May, inclusive, fifty-five percent (55%) of the Value of Eligible Inventory

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      consisting of finished goods, and at all other times, fifty percent (50%)
      of the Value of such Eligible Inventory, plus (B) thirty-five percent (35%) of the Value of Eligible Inventory consisting of raw materials for such finished goods or (ii) eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Inventory, or (iii) Fifteen Million Dollars ($15,000,000), less (c) any Reserves."

            (b) The amount "Three Million Dollars ($3,000,000)" in clause (m) of the definition of "Eligible Inventory" in Section 1.25 of the Loan Agreement (regarding in transit inventory) is hereby replaced with "One Million Dollars ($1,000,000)".

            (c) The definition of "Eurodollar Rate Margin" in Section 1.34 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.34 'Eurodollar Rate Margin' shall mean (subject to the first sentence of Section 3.1(b) hereof) four and one-half percent (4.50%) per annum; provided, that, if the average daily Excess Availability is greater than Eleven Million Dollars ($11,000,000) (before giving effect to the permanent Reserve in the amount of Eight Million Dollars ($8,000,000) set forth in Section 1 of the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10,2004) during the sixty
      (60) day period ending on the last day of any fiscal quarter commencing with the fiscal quarter ending June 30,2005, then the Eurodollar Rate Margin shall be reduced to three and one-half percent (3.50%) per annum so long as no Default or Event of Default has occurred and is continuing and so long as the average daily Excess Availability is greater than Eleven Million Dollars ($11,000,000) (before giving effect to the foregoing permanent Reserve) during each sixty (60) day period ending on the last day of any subsequent fiscal quarter; and provided further, that, the Eurodollar Rate Margin shall be five percent (5.00%) per annum with respect to all Eurodollar Rate Loans outstanding on December 17,2004."

            (d) The definition of "Letter of Credit Rate" in Section 1.56 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.56 'Letter of Credit Rate' shall mean four and one-half percent (4.50%) per annum; provided, that, if the average daily Excess Availability is greater than Eleven Million Dollars ($11,000,000) (before giving effect to the permanent Reserve in the amount of Eight Million Dollars ($8,000,000) set forth in Section 1 of the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10,2004) during the sixty (60) day period ending on the last day of any fiscal quarter commencing with the fiscal quarter ending June 30,2005, then the Letter of Credit Rate shall be reduced to three and one-half percent (3.50%) per annum so long as no Default or Event of Default has occurred and is continuing and so long as the average daily Excess Availability is greater than Eleven Million Dollars ($11,000,000) (before giving effect to the foregoing permanent Reserve) during each sixty (60) day period ending on the last day of any subsequent fiscal quarter."

            (e) The definition of "Prime Rate Margin" in Section 1.76 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

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            "7.76 'Prime Rate Margin' shall mean two percent (2.00%) per annum;
      provided, that, if the average daily Excess Availability is greater than Eleven Million Dollars ($11,000,000) (before giving effect to the permanent Reserve in the amount of Eight Million Dollars ($8,000,000) set forth in Section 1 of the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10,2004) during the sixty
      (60) day period ending on the last day of any fiscal quarter commencing with the fiscal quarter ending June 30,2005, then the Prime Rate Margin shall be reduced to one percent (1.00%) per annum so long as no Default or Event of Default has occurred and is continuing and so long as the average daily Excess Availability is greater than Eleven Million Dollars ($11,000,000) (before giving effect to the foregoing permanent Reserve) during each sixty (60) day period ending on the last day of any subsequent fiscal quarter."

            (f) The first sentence of Section 3.1 (b) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "Borrowers may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period; provided, however, that, any such request may only be made if (i) the average daily Excess Availability is greater than Eleven Million Dollars ($11,000,000) (before giving effect to the permanent Reserve in the amount of Eight Million Dollars ($8,000,000) set forth in
      Section 1 of the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10,2004) during the sixty (60) day period ending on the last day of any fiscal quarter commencing with the fiscal quarter ending June 30,2005, (ii) no Default or Event of Default has occurred and is continuing, and (iii) the average daily Excess Availability is greater than Eleven Million Dollars ($11,000,000) (before giving effect to the foregoing permanent Reserve) during each sixty (60) day period ending on the last day of any subsequent fiscal quarter."

            (g) Section 9.17 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "9.17 Fixed Charge Coverage Ratio. On or before August 1,2005, Borrowers shall provide Agent with their financial projections for the fiscal year ending December 31,2006 which shall be in form and substance reasonably satisfactory to Agent. Agent will then reasonably establish a Fixed Charge Covenant Ratio covenant for Borrowers, and Borrowers shall, upon Agent's request, duly execute and deliver an amendment to this Agreement in form and substance reasonably satisfactory to Agent to set forth such covenant."

            (h) Section 9.17.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "9.17.1 EBITDA. Borrowers and their Subsidiaries, on a consolidated basis, shall earn EBITDA, calculated as of the last day of each month set forth below on the basis of the trailing twelve (12) months or, if less, the number of months that have

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      elapsed from and including November 2004, of not less then the amount set forth opposite such month:

       Month                Amount
---------------------    ------------
November 2004            ($   739,000)
December 2004            ($ 2,500,000)
January 2005             ($ 3,000,000)
February 2005            ($ 2,900,000)
March 2005               ($ 2,300,000)
April 2005               ($ 1,300,000)
May 2005                 ($   172,000)
June 2005                 $ 1,000,000
July 2005                 $ 1,400,000
August 2005               $ 1,700,000
September 2005            $ 2,500,000
October 2005              $ 2,600,000
November 2005             $ 3,600,000
Each month thereafter     $ 4,400,000

            For the purposes hereof, 'EBITDA' shall mean the net income of Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied, but excluding any extraordinary or one-time gains, plus (a) depreciation, amortization and other non-cash charges (to the extent deducted in the computation of such net income), plus (b) Interest Expense (to the extent deducted in the computation of such net income), plus (c) charges for federal, state, local and foreign income taxes (to the extent deducted in the computation of such income)."

      2. Known Defaults. The following Events of Default previously occurred under the Loan Agreement: (i) Borrowers and their Subsidiaries failed to earn a minimum EBITDA during the four (4) month period ended September 30, 2004 and the five (5) month period ended October 31, 2004 as required in Section 9.17.1 of the Loan Agreement, as that Section was added by Section 3(g) of the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10, 2004; and (ii) certain Events of Default arose under Sections 9.7(b), (c) or (d) of the Loan Agreement by virtue of the commencement and continuation of the pending receivership proceedings of MB Quart GmbH (collectively, the "Known Defaults"). Agent and Congress hereby waive all of their rights and remedies arising on account of the Known Defaults, including without limitation their rights to increase the Interest Rate by two percent (2%) per annum pursuant to the proviso in the definition of "Interest Rate" in
Section 1.52 of the Loan Agreement, and the rate charged for the letter of credit fee by two percent (2%) per annum pursuant to Section 2.2(b) of the Loan Agreement. This waiver shall be effective

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only for the Known Defaults specified above and only for the four (4) month period ended September 30, 2004 and the five (5) month period ended October 31, 2004 (with respect to the violation of Section 9.17.1) and the commencement and continuation of the pending receivership proceedings of MB Quart GmbH (with respect to the violation of Sections 9.7(b), (c) and (d)); and in no event shall this waiver be deemed to be a waiver of (a) enforcement of any rights or remedies with respect to any Other Event(s) of Default now existing or hereafter arising or (b) Borrowers' compliance with (i) the covenants referenced above in any other respect, or (ii) any other covenants or provisions of the Financing Agreements.

      3. Turnaround Consultant. Upon the occurrence of a further Event of Default under the Loan Agreement (other than the Known Defaults), Borrowers shall promptly engage a turnaround consultant reasonably acceptable to Agent whose scope of services to Borrowers shall also be reasonably acceptable to Agent.

      4. Effectiveness of this Amendment. Agent must have received the following items, in form and content acceptable to Agent, before this Amendment and the waivers provided herein are effective.

            (a) Amendment; Acknowledgement. This Amendment and the attached Acknowledgement by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties.

            (b) Amendment Fee. An amendment fee in the amount of One Hundred Thousand Dollars ($100,000), which fee is fully earned as of the date hereof and shall be payable in two (2) installments of Fifty Thousand Dollars ($50,000) each, one due on the date hereof and the other due thirty (30) days from the date hereof.

            (c) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must be true and correct.

            (d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

      5. Representations and Warranties. Each Borrower represents and warrants as follows:

            (a) Authority. Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

            (b) Enforceability. This Amendment has been duly executed and delivered by such Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

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            (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

            (d) Due Execution. The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

            (e) No Default. Except for the Known Defaults, no event has occurred and is continuing that constitutes an Event of Default.

      6. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

      7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

      8. Reference to and Effect on the Financing Agreements.

            (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

            (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

            (d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

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      9. Integration. This Amendment, together with the other Financing
Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

      10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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      IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                                              ROCKFORD CORPORATION

                                              By: /s/ W. Gary Suttle
                                                  --------------------------
                                              Name: W. GARY SUTTLE
                                              Title: PRESIDENT & CEO

                                              AUDIO INNOVATIONS, INC.

                                              By: /s/ W.Gary Suttle
                                                  --------------------------
                                              Name: W. GARY SUTTLE
                                              Title: PRESIDENT & CEO

                                              CONGRESS FINANCIAL CORPORATION
                                              (WESTERN), as Agent and as a
                                              Lender

                                              By: /s/ Jeffrey Scott
                                                  --------------------------
                                              Name: JEFFREY SCOTT
                                              Title: V. P.

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                          ACKNOWLEDGEMENT BY GUARANTORS

                         Dated as of December 30, 2004

      Each of the undersigned, being a guarantor (each a "Guarantor" and collectively, the "Guarantors") under their Guaranty and Security Agreement dated March 29, 2004, made in favor of Agent and Lenders (as amended, modified or supplemented, the "Guaranty") hereby acknowledges and agrees to the foregoing Second Amendment to Loan and Security Agreement (the "Amendment") and confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guaranty to the Loan Agreement (as defined in the Amendment), "thereunder", "thereof" or words of like import referring to the "Loan Agreement", shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Lender has informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

                                              ROCKFORD SINGAPORE CORPORATION

                                              By: /s/ W. Gary Suttle
                                                  --------------------------
                                              Name: W. GARY SUTTLE
                                              Title: PRESIDENT & CEO

                                              ROCKFORD SALES.COM, INC.

                                              By: /s/ W. Gary Suttle
                                                  --------------------------
                                              Name: W. GARY SUTTLE
                                              Title: PRESIDENT & CEO

                                              MB QUART SHANGHAI, INC.

                                              By: /s/ W. Gary Suttle
                                                  --------------------------
                                              Name: W. GARY SUTTLE
                                              Title: PRESIDENT & CEO

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